VIASOFT, INC. AND SUBSIDIARIES

                        Computation of Earnings Per Share
                                   Exhibit 11
                      (in thousands, except per share data)

                                                                 Year to Date
                                                                 September 30
                                                               -----------------
                                                                 1996      1995

PRIMARY EARNINGS PER SHARE
Common Shares Outstanding, beginning of period                  16,719    15,950

Effect of Weighting of Shares:
         Warrants and employee stock options outstanding           856       996
         Employee stock options exercised                           93        94
                                                               -------   -------
Weighted average number of common and common
         share equivalents outstanding                          17,668    17,040
                                                               =======   =======

Net income                                                     $ 1,556   $   941
                                                               =======   =======

Earnings per common and common share equivalent                $  0.09   $  0.06
                                                               =======   =======



FULLY DILUTED EARNINGS PER SHARE
Common Shares Outstanding, beginning of period                  16,719    15,950

Effect of Weighting of Shares:
         Warrants and employee stock options outstanding           922     1,016
         Employee stock options exercised                           93        94
                                                               -------   -------
Weighted average number of common and common
         share equivalents outstanding                          17,734    17,060
                                                               =======   =======

Net income                                                     $ 1,556   $   941
                                                               =======   =======

Earnings per common and common share equivalent                $  0.09   $  0.06
                                                               =======   =======